                                                                   EXHIBIT 10.44

October 12, 2001

                      Re: Amendment of Employment Agreement

Dear Stephen,

This letter agreement serves to further amend the Employment Agreement dated as of September 1, 2000, by and between you and PolyMedica Corporation (the "Company"), as amended by certain letter agreements dated as of December 14, 2000, April 16, 2001, and September 24, 2001 (together, the "Employment Agreement").

                  Salary. The Base Salary, as defined in Section 3.1. of the Employment Agreement, shall be increased to $167,000 effective October 1, 2001.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

Very truly yours,

/s/ Steven J. Lee
------------------------
Steven J. Lee
Chairman and Chief
Executive Officer

ACCEPTED AND AGREED TO:

/s/ Stephen C. Farrell
------------------------
Stephen C. Farrell